Exhibit 99.1

Virtu Announces First Quarter 2020 Results

NEW YORK, NY, May 7, 2020  - Virtu Financial, Inc. (NASDAQ: VIRT), a leading provider of financial services and products that leverages cutting edge technology to deliver innovative, transparent trading solutions to its clients and liquidity to the global markets, today reported results for the first quarter ended March 31, 2020.

First Quarter 2020 Selected Highlights

•	Net income of $388.2 million; record Normalized Adjusted Net Income[1] of $400.3 million
•	Basic and diluted earnings per share of $1.80; record Normalized Adjusted EPS[1] of $2.05
•	Record total revenues of $1,004.1 million; Trading income, net of $802.5 million; Adjusted Net Trading Income[1] of $784.5 million
•	Record Adjusted EBITDA[1] of $569.7 million; record Adjusted EBITDA Margin[1] of 72.6%

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on June 15, 2020 to shareholders of record as of June 1, 2020.

“The quarter was of course marked by the impact of COVID-19 on our country and broader world. Our thoughts are with the global communities affected by this unprecedented pandemic and we thank all of the front line responders working to restore and protect public health,” said Doug Cifu, Chief Executive Officer. “During this challenging period we have focused our efforts on providing our core services to the markets and clients we serve, protecting our employees and other constituents through appropriate remote work arrangements, and supporting the communities in which we operate. Our record performance in the first quarter exemplifies the strength of our business model to handle unprecedented levels of market volumes and volatility and its long-term sustainability throughout all market environments,” Mr. Cifu added. “While the long term impact on markets and the global economy is not known, I am confident we will apply what we’ve learned thus far and emerge even stronger as a company and continue to deliver long term value to our clients and shareholders.”

Note 1: Non-GAAP financial measures. Please see "Non-GAAP Financial Measures and Other Items" for more information.

Financial Results

First Quarter 2020:

Total revenues increased 176.6% to $1,004.1 million for this quarter, driven by heightened levels of volatility, bid-ask spreads and trading volumes across global markets and asset classes due to the COVID-19 pandemic, compared to $363.0 million for the same period in 2019. Trading income, net, increased 211.6% to $802.5 million for this quarter, compared to $257.5 million for the same period in 2019. Net income totaled $388.2 million for this quarter, compared to a net loss of $13.6 million in the prior year quarter, which included costs related to the ITG acquisition.

Basic and diluted earnings per share for this quarter was $1.80, compared to a loss per share of $0.07, for the same period in 2019.

Adjusted Net Trading Income increased 242.8% to $784.5 million for this quarter, compared to $228.8 million for the same period in 2019. Adjusted EBITDA increased 358.6% to $569.7 million for this quarter, compared to $124.2 million for the same period in 2019. Normalized Adjusted Net Income increased 519.7% to $400.3 million for this quarter, compared to $64.6 million for the same period in 2019.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes, removing one-time integration costs and non-cash items, was subject to corporation taxes, Normalized Adjusted EPS was $2.05 for this quarter, compared to $0.34 for the same period in 2019.

Operating Segment Information

The Company has two operating segments: Market Making and Execution Services; and one non-operating segment: Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers. The Company also provides proprietary technology and infrastructure, workflow technology, and trading analytics services to select third parties. Legacy ITG’s operations are included within the Execution Services segment.

Corporate contains the Company's investments, principally in strategic trading-related opportunities, and maintains corporate overhead expenses.

The following tables show the trading income, net, total revenues and Adjusted Net Trading Income by segment for the three months ended March 31, 2020 and 2019.

Total revenues by segment

(in thousands, unaudited)

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$802,663	$(197)	$—	$802,466	$255,121	$2,419	$—	$257,540
Commissions, net and technology services	769	169,975	—	170,744	5,000	70,147	—	75,147
Interest and dividends income	26,433	83	—	26,516	18,503	10,628	—	29,131
Other, net	1,734	577	2,061	4,372	597	324	252	1,173
Total Revenues	$831,599	$170,438	$2,061	$1,004,098	$279,221	$83,518	$252	$362,991

Reconciliation of trading income, net to Adjusted Net Trading Income by operating segment

(in thousands, unaudited)

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$802,663	$(197)	$—	$802,466	$255,121	$2,419	$—	$257,540
Commissions, net and technology services	769	169,975	—	170,744	5,000	70,147	—	75,147
Interest and dividends income	26,433	83	—	26,516	18,503	10,628	—	29,131
Brokerage, exchange and clearance fees, net	(74,358)	(37,180)	—	(111,538)	(43,027)	(21,026)	—	(64,053)
Payments for order flow	(62,246)	(34)	—	(62,280)	(23,540)	(21)	—	(23,561)
Interest and dividends expense	(40,986)	(454)	—	(41,440)	(34,260)	(11,109)	—	(45,369)
Adjusted Net Trading Income	$652,275	$132,193	$—	$784,468	$177,797	$51,038	$—	$228,835

Reconciliation of trading income, net to Adjusted Net Trading Income by category – Market Making segment

(in thousands, unaudited)

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	Global Equities	Global FICC, Options and Other	Unallocated (1)	Total Market Making	Global Equities	Global FICC, Options and Other	Unallocated (1)	Total Market Making
Trading income, net	$708,326	$94,337	$—	$802,663	$208,633	$49,790	$(3,302)	$255,121
Commissions, net and technology services	769	—	—	769	5,028	(28)	—	5,000
Brokerage, exchange and clearance fees, net	(61,993)	(12,365)	—	(74,358)	(37,981)	(10,688)	5,642	(43,027)
Payments for order flow	(62,246)	—	—	(62,246)	(23,540)	—	—	(23,540)
Interest and dividends, net	(13,094)	(1,459)	—	(14,553)	(12,532)	(2,989)	(236)	(15,757)
Adjusted Net Trading Income	$571,762	$80,513	$—	$652,275	$139,608	$36,085	$2,104	$177,797

(1) Under our methodology for recording ‘Trading Income, Net’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular Adjusted Net Trading Income calculation can defer or accelerate the amount in a particular asset class from one day to another, and, at the end of a reporting period, from one reporting period to another. The purpose of the Unallocated category is to ensure that Adjusted Net Trading Income by category sums to total Adjusted Net Trading Income, which can be reconciled to Trading Income, Net, calculated in accordance with GAAP. We do not allocate any resulting differences based on the timing of revenue recognition.

Financial Condition

As of March 31, 2020, Virtu had $805.2 million in cash, cash equivalents and restricted cash, and total long-term debt outstanding in an aggregate principal amount of $1,957.5 million.

Earnings Conference Call Information

Virtu Financial will host a conference call to review its first quarter 2020 financial performance today, May 7th, at 7:30 a.m. ET. Members of the public may listen to the conference call through an audio webcast through the Investor Relations section of the firm’s website ir.virtu.com/investor-relations.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, ir.virtu.com/investor-relations and also from time to may use social media channels, including our Twitter account (twitter.com/virtufinancial) and our LinkedIn account (linkedin.com/company/virtu-financial), as additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), we use the following non-GAAP measures of financial performance:

•	"Adjusted Net Trading Income", which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net and payments for order flow. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•	"EBITDA", which measures our operating performance by adjusting Net Income to exclude financing interest expense on our long-term borrowings, debt issue cost related to debt refinancing, prepayment, and commitment fees, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and "Adjusted EBITDA", which measures our operating performance by further adjusting EBITDA to exclude severance, reserve for legal matters, transaction advisory fees and expenses, termination of office leases, COVID-19 one-time costs and donations, other, net, write-down of assets, share based compensation and charges related to share based compensation at IPO, Amended and Restated 2015 Management Incentive Plan, and “Adjusted EBITDA Margin”, which compares Adjusted EBITDA to Adjusted Net Trading Income.

•	“Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items and other non-cash items, assuming that all vested and unvested non-voting common interest units in Virtu Financial LLC have been exchanged for shares of our Class A common stock, and applying an effective tax rate, which was approximately 24%.

•	“Adjusted Operating Expenses”, which we calculate by adjusting total operating expenses to exclude severance, share based compensation, reserves for legal matters, termination of office leases, connectivity early termination and write-down of assets.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, and Normalized Adjusted EPS and Adjusted Operating Expenses are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•	our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;
•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and
•	they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2020	2019
Revenues:
Trading income, net	$802,466	$257,540
Interest and dividends income	26,516	29,131
Commissions, net and technology services	170,744	75,147
Other, net	4,372	1,173
Total revenues	1,004,098	362,991

Operating Expenses:
Brokerage, exchange and clearance fees, net	111,538	64,053
Communication and data processing	55,027	41,814
Employee compensation and payroll taxes	170,358	107,837
Payments for order flow	62,280	23,561
Interest and dividends expense	41,440	45,369
Operations and administrative	30,607	22,078
Depreciation and amortization	17,360	16,450
Amortization of purchased intangibles and acquired capitalized software	18,958	10,922
Termination of office leases	276	—
Debt issue cost related to debt refinancing, prepayment and commitment fees	4,171	9,214
Transaction advisory fees and expenses	188	15,109
Financing interest expense on long-term borrowings	25,670	22,788
Total operating expenses	537,873	379,195

Income (loss) before income taxes and noncontrolling interest	466,225	(16,204)
Provision for (benefit from) income taxes	77,987	(2,585)
Net income (loss)	$388,238	$(13,619)

Noncontrolling interest	(167,169)	6,946

Net income (loss) available for common stockholders	$221,069	$(6,673)

Earnings (loss) per share:
Basic	$1.80	$(0.07)
Diluted	$1.80	$(0.07)

Weighted average common shares outstanding
Basic	119,757,158	107,319,812
Diluted	119,788,475	107,319,812

Comprehensive income:
Net income (loss)	$388,238	$(13,619)
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	(10,396)	(3,744)
Net change in unrealized cash flow hedges gains (losses), net of taxes	(55,602)	—
Comprehensive income (loss)	$322,240	$(17,363)
Less: Comprehensive income (loss) attributable to noncontrolling interest	(138,523)	8,554
Comprehensive income (loss) available for common stockholders	$183,717	$(8,809)

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended March 31,
(in thousands, except percentages)	2020	2019
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$802,466	$257,540
Commissions, net and technology services	170,744	75,147
Interest and dividends income	26,516	29,131
Brokerage, exchange and clearance fees, net	(111,538)	(64,053)
Payments for order flow	(62,280)	(23,561)
Interest and dividends expense	(41,440)	(45,369)
Adjusted Net Trading Income	$784,468	$228,835

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income (loss)	388,238	(13,619)
Financing interest expense on long-term borrowings	25,670	22,788
Debt issue cost related to debt refinancing, prepayment and commitment fees	4,171	9,214
Depreciation and amortization	17,360	16,450
Amortization of purchased intangibles and acquired capitalized software	18,958	10,922
Provision for income taxes	77,987	(2,585)
EBITDA	$532,384	$43,170

Severance	4,200	53,351
Reserve for legal matter	4,422	—
Transaction advisory fees and expenses	188	15,109
Termination of office leases	276	—
COVID-19 one-time costs and donations	3,383	—
Other, net	(895)	1,387
Share based compensation	25,744	9,813
Charges related to share based compensation at IPO, Amended and Restated 2015 Management Incentive Plan	—	1,394
Adjusted EBITDA	$569,702	$124,224

Selected Operating Margins
Net Income Margin (1)	49.5%	(6.0)%
EBITDA Margin (2)	67.9%	18.9%
Adjusted EBITDA Margin (3)	72.6%	54.3%

1 Calculated by dividing net income by Adjusted Net Trading Income.
2 Calculated by dividing EBITDA by Adjusted Net Trading Income.
3 Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended March 31,
(in thousands, except share and per share data)	2020	2019
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income (loss)	$388,238	$(13,619)
Provision for (benefit from) income taxes	77,987	(2,585)
Income (loss) before income taxes and noncontrolling interest	$466,225	$(16,204)
Amortization of purchased intangibles and acquired capitalized software	18,958	10,922
Debt issue cost related to debt refinancing, prepayment and commitment fees	4,171	9,214
Severance	4,200	53,351
Reserve for legal matters	4,422	—
Transaction advisory fees and expenses	188	15,109
Termination of office leases	276	—
COVID-19 one-time costs and donations	3,383	—
Other, net	(895)	1,387
Share based compensation	25,744	9,813
Charges related to share based compensation at IPO, Amended and Restated 2015 Management Incentive Plan	—	1,394
Normalized Adjusted Net Income before income taxes	$526,672	$84,986
Normalized provision for income taxes (1)	126,401	20,397
Normalized Adjusted Net Income	$400,271	$64,590

Weighted Average Adjusted shares outstanding (2)	195,016,686	192,725,796

Normalized Adjusted EPS	$2.05	$0.34

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 24% for 2020 and 24% for 2019.

(2) Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis, and (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

(in thousands, except share data)	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$710,533	$732,164
Cash and securities segregated under regulations and other	94,668	41,116
Securities borrowed	1,321,982	1,928,763
Securities purchased under agreements to resell	75,147	143,032
Receivables from broker-dealers and clearing organizations	2,562,721	1,318,584
Receivables from customers	541,300	103,531
Trading assets, at fair value	3,093,820	2,765,690
Property, equipment and capitalized software, net	113,987	116,089
Operating lease right-of-use assets	302,329	314,526
Goodwill	1,148,926	1,148,926
Intangibles (net of accumulated amortization)	510,680	529,638
Deferred taxes	219,787	214,671
Other assets	291,473	252,640
Total assets	10,987,353	9,609,370

Liabilities and equity
Liabilities
Short-term borrowings, net	431,500	73,486
Securities loaned	1,017,361	1,600,099
Securities sold under agreements to repurchase	389,679	340,742
Payables to broker-dealers and clearing organizations	1,180,829	826,750
Payables to customers	569,252	89,719
Trading liabilities, at fair value	2,814,285	2,497,958
Tax receivable agreement obligations	255,996	269,282
Accounts payable and accrued expenses and other liabilities	533,558	399,168
Operating lease liabilities	350,687	365,364
Long-term borrowings, net	1,915,549	1,917,866
Total liabilities	9,458,696	8,380,434

Total equity	1,528,657	1,228,936

Total liabilities and equity	$10,987,353	$9,609,370

	As of March 31, 2020
Ownership of Virtu Financial LLC Interests:	Interests	%
Virtu Financial, Inc. - Class A Common Stock and Restricted Stock Units	123,840,596	63.2%
Non-controlling Interests (Virtu Financial LLC)	72,254,591	36.8%
Total Virtu Financial LLC Interests	196,095,187	100.0%

About Virtu Financial, Inc.

Virtu is a leading financial services firm that leverages cutting-edge technology to provide execution services and data, analytics and connectivity products to its clients and deliver liquidity to the global markets. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology.  Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities.  In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: risks relating to the COVID-19 pandemic, including the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic and governmental and other responses thereto; fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the effect of the acquisition of Investment Technology Group, Inc. (“ITG”) on existing business relationships, operating results, and ongoing business operations generally; the significant costs and significant indebtedness that we have incurred in connection with the acquisition of ITG; the risk that we may encounter significant difficulties or delays in integrating the two businesses and the anticipated benefits, cost savings and synergies or capital release may not be achieved; the assumption of potential liabilities relating to ITG's business; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

CONTACT

Investor Relations

Deborah Belevan, CPA, IRC

Virtu Financial, Inc.

investor_relations@virtu.com

Media Relations

Andrew Smith

media@virtu.com